Coopers                                           Coopers & Lybrand L.L.P.
& Lybrand                                         a professional services firm



                       Consent of Independent Accountants
                       ----------------------------------


We consent to the inclusion in this registration statement on Form S-4 (File No. 333-41281) of our report dated October 9, 1997, except for Note 9 for which the date is October 16, 1997 on our audits of the financial statements of Community Distributors, Inc.



                                             /s/ Coopers & Lybrand L.L.P.


Parsippany, New Jersey
February 5, 1998